UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010

Palmetto Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-26016	74-2235055
State or other jurisdiction of incorporation	Commission File Number	IRS Employer I.D. number

306 East North Street, Greenville, South Carolina	29601
Address of principal executive offices	Zip Code

800.725.2265

Registrant’s telephone number

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) As previously disclosed in the Current Report on Form 8-K of Palmetto Bancshares, Inc. (the “Company”) filed with the Securities and Exchange Commission on June 25, 2010, effective July 1, 2010, Lee S. Dixon assumed the role of Chief Financial Officer of the Company and The Palmetto Bank, the wholly-owned subsidiary of the Company (the “Bank). As described below, Roy D. Jones has been hired as the Chief Accounting Officer of the Company and the Bank, and Mr. Jones will assume the role of Chief Financial Officer of the Company and the Bank upon receipt of the necessary non-objections from the banking regulatory agencies. At that time, Mr. Dixon will resign the position of Chief Financial Officer of Palmetto Bancshares, Inc. and The Palmetto Bank and continue in his current roles as the Chief Operating Officer and Chief Risk Officer.

(c) Effective November 29, 2010, the Company announced that Roy D. Jones, 42, has been named Chief Accounting Officer of the Company and the Bank. Mr. Jones will assume the role of Chief Financial Officer of the Company and the Bank upon receipt of the necessary non-objections from the banking regulatory agencies.

Mr. Jones has 20 years of finance experience in the banking industry. Since 2004, he has been employed with The South Financial Group most recently as Executive Vice President – Director of Finance and Investor Relations. While at The South Financial Group, Mr. Jones also served in the role of Senior Vice President – Director of Money Markets and Derivatives. Between 2001 and 2004, Mr. Jones served as Chief Financial Officer and Senior Vice President – Corporate Development for CNB Florida Bancshares, Inc. (acquired by The South Financial Group in 2004). Mr. Jones served in various capacities (including Senior Vice President – Corporate Treasury, Vice President – Accounting Policy, and Corporate Financial Reporting and Accounting Manager) for Bank of America from 1997 until 2001. Prior to his service with Bank of America, he served in financial reporting roles for two companies. Mr. Jones began his career with Price Waterhouse LLP in 1990.

Mr. Jones has extensive accounting and financial reporting expertise from his years of business experience and has worked with small community banks to some of the largest national banks. His background has provided him with substantial banking, regulatory, management and financial reporting, and risk management experience.

Mr. Jones received a Bachelor of Business Administration with a major in accounting from the University of North Florida and a Master of Accounting degree from the University of Florida and is a Certified Public Accountant in both Florida and South Carolina.

Mr. Jones will be entitled to participation in retirement, health, dental, welfare and other benefit plans and programs of the Company applicable to employees generally and/or to senior executives.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued November 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMETTO BANCSHARES, INC.

By:

/s/ Samuel L. Erwin
Samuel L. Erwin
Chief Executive Officer

Date: November 12, 2010